                             IRVINE LAW GROUP, P.C.
                               ATTORNEYS AT LAW
                            1300 BRISTOL STREET NORTH
                                    SUITE 100
                         NEWPORT BEACH, CALIFORNIA 92660
                            Telephone (949) 265-2620
                            Facsimile (949) 265-2640

                                  June 1, 2005

NovaStar Financial, Inc.
8140 Ward Parkway, Suite 300
Kansas City, MO  64114

          Re: Registration Statement on Form S-3

Ladies and Gentlemen:

     This is an  opinion  (the  "Opinion")  which you have  requested  as to the discussion  entitled  "Federal  Income Tax  Considerations"  as set forth in the
Prospectus and the Prospectus Supplement (together, the "Prospectus"), contained in the Registration  Statement on Form S-3 of the NovaStar Financial,  Inc. (the
"Company"),  filed  by  the  Company,  in  connection  with  the  issuance  (the
"Offering") of 1,725,000 shares of Common Stock.

     The Company is a Maryland corporation that is intended to qualify as a real estate  investment  trust ("REIT") under the Internal Revenue Code (the "Code").
Capitalized  terms used in this Opinion and not otherwise defined are as defined in the  Prospectus.  Our Opinion is based on existing  law,  including the Code,
existing  Treasury  Regulations,   Revenue  Rulings,  Revenue  Procedures,  U.S.
Department of Labor  regulations and  administrative  interpretations,  proposed
regulations   and  case  law,  all  of  which  are  subject  to  change   either
prospectively or retroactively. No assurance can be given that such existing law may not change in a manner that would modify the  conclusions  expressed in this
Opinion.  Moreover,  relevant laws could change in a manner that could adversely affect the Company or its  stockholders.  We have no obligation to inform you of any such change in the law. We have not been requested to opine, and we have not opined,  as to any issues  other than those  expressly  set forth  herein.  This
Opinion  extends  only to questions  under the Code.  We express no opinion with respect to any other law or the laws of any other jurisdiction.

     Our  Opinion  is  based  upon  certain   statements,   representations  and
warranties  made by the Company as to factual  matters  regarding  the Company's assets,  business  and  securities  as set forth in the  Prospectus,  and in the
Company's  letter of even date, to us, and we have assumed that such statements, representations and warranties are true and accurate. As to such factual matters
material  to  our  Opinion,   we  have  relied  solely  upon  such   statements,
representations  and warranties of the Company. We have assumed the authenticity of all documents  submitted to us, the genuineness of all signatures,  the legal capacity  of  all  natural  persons,  the  conformity  to the  originals  of all documents  submitted to us as copies and the due  execution  and delivery of all
documents   where  due   execution  and  delivery  are   prerequisites   to  the
effectiveness thereof. Without any independent

NovaStar Financial, Inc.
June 1, 2005

investigation, no facts have come to our attention, however, that would cause us to  question  the  accuracy  in  a  material  way  of  any  documents,  letters, statements, representations or warranties of the Company.

     We are admitted to practice law in the State of California  and our Opinion is limited to federal  law. Our Opinion is solely for the benefit of the Company in connection with the Offering.

     Opinion: We have acted as tax counsel to the Company in connection with the
Offering.  In that  connection,  we have reviewed the section of the  Prospectus entitled  "Federal  Income Tax  Considerations"  and in our opinion such section identifies and fairly summarizes the federal income tax considerations  that are likely to be  material to a holder of the  Company's  Common  Stock,  and to the extent that such  summaries  involve  matters of law, we are of the opinion that such statements of law are correct under the Code. We expressly confirm that all of the  opinions  attributed  to tax  counsel in the  section of the  Prospectus entitled "Federal Income Tax  Considerations"  accurately reflect our opinion on the outcome of each such issue if  challenged  by the Internal  Revenue  Service
(the "Service").

     The Company's  qualification  as a REIT under the Code will depend upon the
Company's  ability  to meet,  through  actual  operating  results,  distribution
levels,   diversity  of  stock  ownership  and  the  various  income  and  asset qualification  tests imposed under the Code.  Such operating  results may not be reviewed by us as tax counsel,  and accordingly,  no assurance can be given that the actual  results of the  Company's  operations  for any one taxable year will satisfy  the  requirements  under  the Code for  REIT  qualification.  Moreover, certain  aspects of the  Company's  operations  have not been  considered by the courts or the Service.  There can be no assurance that the courts or the Service will agree with this Opinion.  In addition,  qualification  as a REIT depends on future transactions and events that cannot be known at this time.

     Consent:  We hereby  consent to the filing of this opinion as an exhibit to the Registration  Statement and to the references to this firm in the Prospectus under the captions  "Federal Income Tax  Considerations"  and "Legal Matters" in
connection with this opinion.

                                     Very truly yours,

                                     IRVINE LAW GROUP, P.C.

                                     /s/ Michael B. Shaff

                                     Michael E. Shaff